                                                                  EXHIBIT 10(ah)



                   Supplemental Retirement Agreement Between
                  Richard B. Von Wald and Manville Corporation


                       Effective as of November 4, 1994


                 This Agreement, made as of the date set forth below, sets forth the terms of the supplemental retirement arrangement between Manville Corporation (the "Company") and Richard B. Von Wald ("Von Wald ") and supersedes and replaces both the Supplemental Retirement Agreement Between Richard B. Von Wald and Manville Corporation, effective April 30, 1992 (the "Supplemental Agreement") and the provisions of the Supplemental Plan for Participants in the Schuller International Employees Retirement Plan (the "Supplemental Plan") as such plan relates to Von Wald.

                 In consideration of Von Wald's past and future service with the Company and Von Wald's agreement to amend (i) the Employment Agreement, dated April 10, 1992 by and between Manville Corporation and Richard B. Von Wald and (ii) the Performance Share Agreement between Manville Corporation and Richard B. Von Wald, entered into as of January 1, 1991 (the "Performance Share Agreement"), as such amendments (the "Amendments") are set forth in Exhibits A and B hereto, respectively, the Company wishes to provide

Von Wald with the benefits described herein upon his termination of service with the Company;

                 NOW THEREFORE, subject to the parties execution of the Amendments, the Company and Von Wald hereby agree to the following:

                 1.  Definitions

                 The following terms shall have the meanings set forth below for purposes of this Agreement:

                 "Acceleration Event" means (i) termination of Von Wald's employment by the Company without Cause, (ii) Von Wald's termination of his employment with the Company for Good Reason, (iii) termination of Von Wald's employment with Company by reason of his Disability or death or (iv) the occurrence of a Change in Control.

                 "Applicable Tax Rate" means as of any date Von Wald's effective aggregate maximum marginal Federal, state and local tax rate applicable to wages as in effect at such time.

                 "Benefit" means as of any date the amount payable to Von Wald pursuant to Section 2(a) or 2(b) hereof, as the case may be, giving effect to the applicable offset described in Section 3 hereof, if Von Wald terminated his employment on such date.

                 "Cause" has the meaning set forth in the Employment Agreement, taking into account whether a "Change in Control", as defined in the Employment Agreement, has occurred.

                 "Change in Control" has the meaning set forth in the Stock Incentive Plan.

                 "Committee" means the Compensation Committee of the Board of Directors of the Company.

                 "Common Stock" means Company common stock, $.01 par value.

                 "Disability" has the meaning set forth in the Employment Agreement.

                 "Employment Agreement" means the Employment Agreement dated as of April 10, 1992 by and between Manville Corporation and Richard B. Von Wald, as amended through the date hereof.

                 "Fair Market Value" means as of any given date (x) the closing sales price, regular way, on such day or if no sale takes place on such day, the average of the closing bid and asked prices on such day of (i) the Common Stock reported on the New York Stock Exchange Composite Tape or (ii) any other publicly traded security reported on any securities exchange or quoted by a reputable quotation service or (y) if there is not such sales price or closing bid and asked price of the Common Stock or other security for such date or the property or other item being valued is not Common Stock or another publicly traded security, the fair market value of the Common Stock, security, property or other item as determined by the Committee in good faith.

                 "Final Average Pay" means as of any date the highest average of Von Wald's base salary plus annual cash bonus for three consecutive years during the preceding ten years.

                 "Good Reason" has the meaning set forth in the Employment Agreement, taking into account whether a "Change in Control", as defined in the Employment Agreement, has occurred.

                 "Offset" means as of any date the amount described in Section 3(a) or 3(b) hereof, as applicable.

                 "Present Value" means as of any date the actuarial present value determined by applying a 6% discount rate and using all other relevant actuarial assumptions used at that date by the actuaries for the Retirement Plan.

                 "Restricted Stock Agreement" means the Restricted Stock Agreement dated as of November 4, 1994 by and between the Company and Von Wald.

                 "Retirement Plan" means the Schuller International Employees Retirement Plan.

                 "Share" means a share of Common Stock transferred to Von Wald pursuant to the Restricted Stock Agreement.

                 "Stock Incentive Plan" means the Manville Corporation Stock Incentive Plan, as amended to the date hereof.

         2.      Amount of Benefit

                 (a) Before Age 62 or the Occurrence of an Acceleration Event. Upon Von Wald's termination of employment with the Company prior to either (i) attaining age 62 or (ii) the occurrence of an Acceleration Event Von Wald will be entitled to a benefit, reduced by the Offset described in Section 3(a) hereof, equal to the Present Value of a single life annuity commencing at the time of such termination providing annual payments to Von Wald equal to the applicable percentage shown below of Final Average Pay:

If Von Wald's attained
age at termination is:            52       53      54       55      56       57 or older
---------------------             --       --      --       --      --       -----------

The applicable
percentage is:                    30%      36%     42%      48%     54%          60%
-------------


                 (b) At or After Age 62 or the Occurrence of an Acceleration Event. Upon Von Wald's termination of employment with the Company
(i) at or after attaining age 62 or (ii) in conjunction with or following an Acceleration Event, Von Wald will be entitled to a benefit, reduced by the Offset described in Section 3(b) hereof, equal to the amount which, after payment of taxes thereon at the

Applicable Tax Rate at the date of such termination, equals the Present Value of a single life annuity commencing at the time of such termination of employment providing annual payments to Von Wald which, after payment of tax thereon at the Applicable Tax Rate at the date of such termination (taking into account Von Wald's notional tax basis in such annuity), results in an annual after-tax income equal to the product of (x) the excess of 60% of Final Average Pay over Von Wald's annual benefit under the Retirement Plan assuming such benefit were paid as a single life annuity commencing at termination and (y) one minus the Applicable Tax Rate at the date of such termination.

         3.      Offset to the Benefit Amount

         (a) The offset to the benefit, if any, due under Section 2(a) shall be the sum of the following:

                 (i) the Present Value (measured as of the date of termination of Von Wald's employment) of Von Wald's benefit under the Retirement Plan assuming such benefit were paid as a single life annuity commencing at termination;

                (ii) the sum of (x) $250,000 (being the payment to Von Wald in October, 1992 pursuant to the Supplemental Agreement) and (y) interest thereon at a rate of 6% per annum compounded annually from the date of this Agreement to the date of such termination;

               (iii) the aggregate cash amounts paid to Von Wald under this Agreement plus interest thereon at a rate of 6% per annum compounded annually from the date of payment to the date of termination of Von Wald's employment;

                (iv) the Fair Market Value on the date of termination of Von Wald's employment of vested Shares (including Shares which vest by reason of or in conjunction with Von Wald's termination), whether or not Von Wald holds such Shares as of the date of such termination;

                 (v) the aggregate cash dividends on vested Shares paid, or the record date for which is, on or prior to the date of termination of Von Wald's employment, whether or not Von Wald held or holds such Shares on the payment or record dates with respect to such dividends, plus interest thereon at a rate of 6% interest per annum compounded annually from the date or dates such dividends were paid, or if earlier, would have been paid but for limitations in the Restricted Stock Agreement, to the date of termination of Von Wald's employment; and

                (vi) the Fair Market Value on the date of termination of Von Wald's employment of any dividends in respect of vested Shares paid or payable in-kind the record date for which is on or prior to the date of termination of Von Wald's employment, whether or not Von Wald held or holds such Shares on the payment or record dates with respect to such dividends and whether or not Von Wald continues to hold such dividends paid in-kind as of the date of such termination.

         (b) The offset to the benefit, if any, due under Section 2(b) shall be the sum of the following:

                 (i) the sum of (x) the excess of $250,000 (being the payment to Von Wald in October, 1992 pursuant to the Supplemental Agreement) over the taxes thereon at the Applicable Tax Rate at the date of such payment and (y) interest on such excess at a rate of 6% per annum compounded annually from the date of this Agreement to the date of termination of Von Wald's employment;

                (ii) the sum of (A) the excess of (x) each cash amount paid to Von Wald under this Agreement over (y) the taxes at the Applicable Tax Rate on such amount on the date of such payment and (B) interest on such excess at a rate of 6% per annum compounded annually from the date of payment to the date of termination of Von Wald's employment;

               (iii) the Fair Market Value on the date of termination of Von Wald's employment of the number of shares of Common Stock equal to the excess of (x) the number of Shares which vested prior to or in conjunction with such termination, whether or not Von Wald holds such Shares on the date of termination, over (y) the sum of the number of shares of Common Stock having a Fair Market Value on each vesting date equal to the taxes at the Applicable Tax Rate on such vesting date owed in respect of the Shares vesting on such date;

                (iv) the sum of (A) the excess of (x) the sum of the cash dividends on vested Shares paid, or the record date for which is, on or prior to the date of termination of Von Wald's employment, whether or not Von Wald held or holds such Shares on the payment or record dates with respect to such dividends over (y) the sum of the taxes at the Applicable Tax Rate on the date of payment owed in respect of each such dividend and (B) interest on such excess at the rate of 6% per annum compounded annually from the date such dividend was paid or, if earlier, would have been paid but for limitations in the Restricted Stock Agreement to the date of termination of Von Wald's employment; and

                 (v) the sum of the Fair Market Values on the date of termination of Von Wald's employment of the excess of the property constituting dividends in respect of vested Shares paid or payable in-kind the record date for which is on or prior to the date of termination of Von Wald's employment (the "in-kind property"), whether or not Von Wald held or holds such Shares on the payment or record dates with respect to such dividends, over the portion of the in-kind property having a Fair Market Value on each respective dividend payment date equal to the taxes at the Applicable Tax Rate on such payment date owed in respect of such dividends, whether or not Von Wald continues to hold such "in-kind property" as of the date of such termination.

         4.      Payment Upon Execution of this Agreement.

                 Upon execution by the parties of this Agreement and the Amendments, the Company shall pay Von Wald in cash the amount of $500,000.

         5.      Payments In Certain Circumstances After 1996.

                 On each of July 1, 1997, July 1, 1998 and July 1, 1999 (each, a "Measurement Date"), if Von Wald continues to be employed by the Company on such date and if the Offset under Section 3(b) hereof as of such date is less than 70% of the benefit to which he would be entitled under Section 2(b) hereof (without regard to such Offset) were Von Wald to terminate his employment on such Measurement Date, assuming for this purpose that an Acceleration Event has occurred, the Company shall pay to Von Wald in cash as soon as practicable thereafter an amount which assuming the same amount were paid on such date and each of the succeeding Measurement Dates (if any) would result in the Offset under Section 3(b) hereof as of the last such date equalling 70% of the value of such benefit on the date of such payment but in no event more than 100% of the benefit to which Von Wald would be entitled under Section 2 hereof as of such date were he to terminate his employment on such date (without making any artificial assumption that an Acceleration Event has occurred).

         6.      Payments Upon Termination of Employment.

                 Subject to Section 9(b) of the Employment Agreement, upon Von Wald's termination of employment with the Company, the Company shall pay Von Wald in cash the Benefit, if any, to which he is entitled pursuant to Section 2(a) or Section 2(b) hereof, as the case may be.

         7.      Excess Payments.

                 If at the time of the termination of Von Wald's employment with the Company the value of the Offset exceeds the benefit promised pursuant to Section 2 hereof prior to deducting the Offset, the Company shall have the right to reduce the amount of cash or property due Von Wald from the Company for any reason by such excess. If such excess exceeds the amount of cash or property withheld from Von Wald pursuant to (i) the foregoing sentence, (ii)
Section 7 of the Performance Share Agreement, as amended, and (iii) Section 9(a) of the Employment Agreement, (hereinafter the "shortfall") then Von Wald shall pay such shortfall to the Company upon termination of his employment.

         8.      Miscellaneous.

         a. Operation and Administration. This Agreement shall be operated under the direction of the Committee.

         b. Withholding Tax on Distributions. All distributions under this Agreement shall be net of an amount sufficient to satisfy any and all Federal, state and local taxes required to be withheld on such distributions as of the date of such distribution.

         c. No Assignment or Alienation. The respective rights of Von Wald and the Company under this Agreement shall not be transferable or assignable or subject to alienation, anticipation or encumbrance or subject to any garnishment, attachment or execution without prior consent of the Company. Notwithstanding the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the spouse, personal representatives, heirs, legatees, successors and assigns, as applicable, of the Company and Von Wald.

         d. No Rights to Continued Employment. This Agreement shall not be construed as giving Von Wald any right to continue in the employ of the Company or any of its subsidiaries or affiliates, nor shall it be construed as limiting any right of the Company or any of its subsidiaries to modify Von Wald's compensation.

         e. Supplemental to Employment Contract. Except insofar as it supersedes the Supplemental Agreement and the

Supplemental Plan, this Agreement is supplemental to and not in replacement of any rights or benefits of Von Wald under any employment contract with the Company.

         f. Governing Law. The terms of this Agreement shall be governed by the laws of the State of Colorado insofar as such laws do not contravene any applicable Federal laws, rules or regulations.

         g. Entire Agreement/Amendments/Effectiveness. This Agreement shall supersede any and all existing agreements regarding supplemental retirement benefits between Von Wald and the Company or any of its affiliates and contains the entire understanding of the parties with respect to such subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. The effectiveness of this Agreement is conditioned upon execution of the Amendments and upon spousal consent to the terms of this Agreement in the form set forth on the signature page hereof. The Company may not amend this Agreement at any time in a manner which would adversely affect Von Wald's rights to any benefits under this Agreement as of the date of such action without his consent. THIS AGREEMENT AND ANY AMENDMENT HERETO SHALL NOT BE EFFECTIVE UNLESS AND UNTIL SIGNED BY THE CHAIRMAN OF THE COMPENSATION COMMITTEE OF THE BOARD OF

DIRECTORS OF THE COMPANY AND ATTESTED TO BY THE CHIEF EXECUTIVE OFFICER OF THE COMPANY.

         h. Legal Fees. In the event of a dispute between Von Wald and the Company with respect to any of Von Wald's rights or benefits under this Agreement, the Company shall reimburse Von Wald for any and all legal fees and related expenses incurred by him in connection with enforcing such rights or benefits, at the time such fees and related expenses are incurred; provided that, if Von Wald's claim is found by a court of competent jurisdiction to have been frivolous, Von Wald shall reimburse the Company for all amounts paid by it under this provision.

         i. Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 IN WITNESS WHEREOF, the Company and Von Wald have duly executed and delivered this Agreement as of this 4th day of November, 1994.

                                               MANVILLE CORPORATION


                                               /s/ BETTE B. ANDERSON
                                                   Bette B. Anderson
                                                   Chairman of the Compensation
                                                   Committee of the Board of
                                                   Directors of Manville
                                                   Corporation


                                                   Richard B. Von Wald


                                               /s/ RICHARD B. VON WALD

Attest:


/s/ W. THOMAS STEPHENS
    CHIEF EXECUTIVE OFFICER



The undersigned hereby consents to the termination of the Supplemental Agreement and of Richard B. Von Wald's participation in the Supplemental Plan and recognizes that her rights thereunder are canceled by reason of such termination.


                                               /s/ CHRISTINA K. BEARMAN
                                                   Christina K. Bearman


/s/ KAREN A. WEINS
       Notary

                              MANVILLE CORPORATION
                           RESTRICTED STOCK AGREEMENT


                 THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is made and entered into as of November 4, 1994 between Manville Corporation, a Delaware corporation (the "Company") and Richard B. Von Wald (the "Employee") pursuant to the terms and conditions of the Manville Corporation Stock Incentive Plan, as amended (the "Plan"). Capitalized terms not defined in this Agreement shall have the meanings set forth in the Plan.


                 THE PARTIES AGREE AS FOLLOWS:

                 1. Award of Restricted Stock. Pursuant to the Plan the Company hereby awards to Employee 150,000 shares of Company common stock, $.01 par value, subject to the terms and conditions set forth in this Agreement and the Plan (the "Restricted Stock").

                 2. Vesting Schedule. Subject to the limitation set forth in Section 6 hereof and subject to Employee being employed by the Company on the applicable Vesting Date, the shares of Restricted Stock granted hereunder shall vest in accordance with the following schedule: 30,000 shares of Restricted Stock shall vest on July 17, 1995, an additional 30,000 shares of Restricted Stock shall vest on July 17, 1996, an additional 30,000 shares of Restricted Stock shall vest on July 17, 1997, an additional 30,000 shares of Restricted Stock shall vest on July 17, 1998, and the remaining 30,000 shares of Restricted Stock shall vest on July 17, 1999 (each such date and the date of any event described in Section 5 is referred to hereinafter as a "Vesting Date"). Upon the vesting of shares of Restricted Stock, the Transfer Restrictions thereon shall lapse.

                 3.       Restrictions.   In accordance with the Plan, prior to
vesting in accordance with Sections 2, 5 or 6 hereof, Employee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber (the "Transfer Restrictions") any shares of Restricted Stock granted hereunder. Dividends, whether in cash or otherwise, declared on unvested shares of Restricted Stock shall not be paid to Employee but shall be held in escrow by the Company and, in the case of cash dividends, shall be credited with 6% interest per annum compounded annually from the date such dividend would have been payable until the date actually paid. Upon the vesting of shares of Restricted Stock, any such dividends thereon so held in escrow, together with the stated interest thereon (references herein to dividends shall be deemed to include such interest, if any), shall be paid to Employee subject to the limitation set forth in Section 6 hereof. Upon Employee's Termination, any shares of Restricted Stock and any dividends which do not vest or become payable as of such date shall be forfeited to the Company without payment of consideration of any kind to Employee.

                 4.       Forfeiture Upon a Termination of Employment.   Except
to the extent otherwise provided in the Plan or in Section 5 hereof, in the event of Employee's Termination, all shares of Restricted Stock then subject to Transfer Restrictions shall be forfeited by Employee and shall be immediately returned to the Company without payment of any consideration to Employee.

                 5. Acceleration of Vesting: Change in Control and Other Significant Events.

                 (a) Subject to the limitation set forth in Section 6 hereof and subject to Section 9(b) of the Employment Agreement, in the event of a Change in Control the provisions of Section 9 of the Plan shall apply.

                 (b) Subject to the limitation set forth in Section 6 hereof, in the event of (i) Employee's Termination without Cause, (ii) Employee's Termination for Good Reason or (iii) Employee's Termination by reason of death or Disability, Employee shall at the time of such Termination vest in any unvested shares of Restricted Stock and all Transfer Restrictions shall lapse.

                 6. Limitation on Vesting of Restricted Stock and Payment of Dividends.

                 Notwithstanding anything in this Agreement to the contrary, if on any Vesting Date or dividend payment date the amount of the benefit to which Employee is entitled under Section 2 of the Supplemental Retirement Agreement prior to any Offset as defined therein (the "Benefit Amount") is less than the applicable Offset (measured as of such date as if Employee terminated his employment on such date and taking into account any shares of Restricted Stock that would vest and dividends that would be payable on such date), then (i) shares of Restricted Stock and/or (ii) dividends on shares of Restricted Stock that have previously vested the aggregate amount or value of which would cause the Offset to exceed the Benefit Amount





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
shall not vest and Transfer Restrictions thereon shall not lapse, in the case of shares of Restricted Stock, or be payable to Employee, in the case of dividends, until the next succeeding Vesting Date or Vesting Dates as of which the Benefit Amount exceeds the Offset at which time or times such shares of Restricted Stock shall vest and Transfer Restrictions thereon lapse and/or dividends shall be payable to the greatest extent possible without resulting in the Offset exceeding the Benefit Amount. Any dividend not payable by reason of this Section shall be held in escrow by the Company and shall be credited with 6% interest per annum compounded annually from the date such dividend would have been paid but for this Section until the date of payment. Upon Employee's Termination, any shares of Restricted Stock and any such dividends which do not vest or become payable as of such date shall be forfeited to the Company without payment of consideration of any kind to Employee. In the event that as of any dividend payment date Employee has transferred vested shares of Restricted Stock in respect of which dividends would otherwise be withheld pursuant to this Section, Employee shall deposit with the Company (to be so held in escrow) the amount of dividends which would otherwise be so withheld, pending repayment to Employee with interest if and to the extent provided herein.

                 7.       Definitions.  For purposes of this Agreement:

                  (i) "Cause" shall have the meaning given in the Employment Agreement taking into account whether a "Change in Control", as defined in the Employment Agreement has occurred;

                 (ii) "Employment Agreement" shall mean the Employment Agreement dated as of April 10, 1992 by and between Manville Corporation and Richard B. Von Wald, as amended through the date hereof;

                (iii) "Good Reason" shall have the meaning given in the Employment Agreement taking into account whether a "Change in Control", as defined in the Employment Agreement has occurred;

                 (iv) "Disability" shall have the meaning set forth in the Employment Agreement.

                  (v) "Supplemental Retirement Agreement" shall mean the Supplemental Retirement Agreement between Richard B. Von Wald and Manville Corporation, dated as of November 4, 1994.





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
                 8. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

                 9. Entire Agreement. There are no restrictions, agreements, promises, warranties covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.

                10. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original with the same effect as if the signature thereof and hereto were upon the same instrument.



                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       MANVILLE CORPORATION


                                       By: /s/ BETTE B. ANDERSON
                                               Bette B. Anderson
                                               Chairman of the Compensation
                                               Committee of the Board of
                                               Directors of Manville Corporation




                 Employee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.



                                       /s/ RICHARD B. VON WALD
                                           Richard B. Von Wald

                                Amendment No. 1

                to the Employment Agreement dated April 10, 1992
              by and between Manville Corporation (the "Company")
                   and Richard B. Von Wald (the "Executive")


                 WHEREAS, the Company and Executive have entered into the Supplemental Retirement Agreement between Richard B. Von Wald and Manville Corporation, dated as of November 4, 1994 (the "Supplemental Retirement Agreement");

                 WHEREAS, a condition to the effectiveness of the Supplemental Retirement Agreement is the amendment of the above-referenced employment agreement (the "Employment Agreement") as set forth herein;

                 NOW THEREFORE, the parties agree as follows:

                 1. Section 7(e)(iii) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                 "(iii) the Company fails to pay Executive any amount otherwise vested and due hereunder or under any plan or policy of the Company (including without limitation any amount due under the Supplemental Retirement Agreement between Richard B. Von Wald and the Company, dated as of November 4, 1994 (the "Supplemental Retirement Agreement"));".

                 2. Section 8(d) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                 "(d)     Without Cause by the Company or with Good Reason by
Executive.      If Executive's employment is terminated by the Company
following a Change in Control without Cause (other than by reason of death or Disability) or by Executive with "Good Reason" (which following a Change in Control shall have the meaning set forth in Section 8(e) below), Executive shall be entitled to receive the following benefits:

                 (i) The Company shall pay Executive at the time of such termination in a lump sum a cash amount equal to two times the sum of (A) his Base Salary in effect at the time of such termination or, in the event of termination by the Executive by reason of an event described in Section 8(e)(iv) below, the Base Salary as in effect prior to the reduction or reductions referred to therein plus (B) the bonus the Executive would have earned in respect of the year of termination under the Manville annual incentive compensation plan, if any, in effect at the date of termination or in the event of a termination by Executive by reason of an event described in Section 8(e)(v), the plan in effect immediately prior to the reduction or reductions referred to therein, determined as if the Executive had been employed by the Company for the full year and without regard to any right reserved by the Company to decrease or eliminate such bonus, and assuming actual performance had equaled 100% of the performance objective established for such year pursuant to the terms of such plan.

                (ii) The Company shall pay Executive in a lump sum a cash amount equal to a fraction of the annual bonus which (absent such termination and without regard to any right reserved by the Company to decrease or eliminate such bonus) Executive would have earned with respect to the year of termination under the Manville annual executive incentive compensation plan, if any, in effect at the date of termination or, in the event of a termination by Executive by reason of an event described in Section 8(e)(v), the plan in effect prior to the reduction or reductions referred to therein, assuming actual performance had equaled 100% of the performance objective established for such year pursuant to the terms of such plan, the numerator of which fraction is the number of days in such year during which the Executive was employed by the Company and the denominator of which is 365.
                          Such payment shall be made at the time of Executive's termination.

               (iii) The Company shall pay Executive in a lump sum a cash amount equal to the sum of the amounts Executive would have received in respect of all Performance Units (and other similar interests) granted to Executive under the 1991 Long Term Cash Incentive Compensation Plan (or any other Manville long-term cash incentive plan adopted after the date hereof) assuming Executive remained employed through the applicable expiration or final payment date of such Performance Units or other interests, less any amount paid to Executive in respect of such Performance Units and other interests prior to termination of his employment. For purposes of calculating the sum to which Executive is entitled it shall be assumed that all "Scheduled Dividend Payments" (as such term is defined in the 1991 Long Term Cash Incentive Compensation Plan) not paid at or prior to Executive's termination of employment will be paid in full at their then estimated value, as determined by the Company (without reduction or deferral). Such payment shall be made at the time of Executive's termination.

                (iv) For a 36-month period following Executive's termination, the Company shall pay Executive in monthly installments the sum of the monthly costs to Executive of purchasing life, accident, medical, dental and prescription insurance benefits substantially similar to such benefits elected and received by Executive under the Company's "Flex Benefit" program immediately prior to Executive's termination or, if more generous, immediately prior to the Change in Control

                          ("Continued Benefits") less the monthly payroll deduction, if any, charged to Executive immediately prior to Executive's termination, or, if applicable, immediately prior to the Change in Control, for any of such Continued Benefits; notwithstanding the foregoing, if Executive begins to receive Retiree Medical and Life Insurance Benefits at any time during the 36-month period referred to above, once such benefits begin, the monthly payment due Executive under the preceding clause shall equal the monthly costs to Executive of purchasing Continued Benefits not provided by the Company to Executive as Retiree Medical and Life Insurance Benefits.

                 (v) For a 24-month period after such termination, the Company shall provide or cause Executive to be provided with the perquisites listed on Schedule C, attached hereto (which the Company may amend from time to time prior to a Change in Control, without Executive's consent), on the same terms and conditions on which such perquisites were provided at the time of Executive's termination or, if more generous, immediately prior to such termination.

                (vi) In addition to all other amounts payable to Executive under this Section 8(d), Executive shall be entitled to receive all benefits payable to Executive under any other plan, policy or agreement relating to retirement or other benefits, in accordance with the terms of such plans, policies or agreements; provided, however that, amounts paid pursuant to this
                          Section 8(d) shall be in lieu of any payments under any Manville separation policy.

               (vii) The Company shall provide Executive with outplacement services from the firm of Executive's choice at a cost to the Company not to exceed 20% of Executive's Base Salary in effect at the time of such termination or, in the event of termination by Executive by reason of an event described in Section 8(e)(iv) below, the Base Salary as in effect prior to the reduction or reductions referred to therein."

                 3. Section 8(e)(iii) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                 "(iii) the Company fails to pay Executive any amounts otherwise vested and due hereunder or under any plan or policy of the Company (including without limitation any amount due under the Supplemental Retirement Agreement);".


                 4. Section 8(g) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                 "(g)     Change in Control.       For purposes of this
Agreement, the phrase "Change in Control" shall mean the following and shall be deemed to have occurred if any of the following events shall have occurred:

                 (i) except for Manville, a subsidiary or an affiliate thereof, an employee benefit plan (including any trustee of such plan, acting as trustee) sponsored or maintained by Manville or any subsidiary thereof or the Manville Personal Injury Settlement Trust (the "Trust"), any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time, and any successor act (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of Manville representing 30% or more of the combined voting power of Manville's then outstanding securities;

                (ii) at least 40% of the directors of Manville constitute persons who were not at the time of their first election to the board, candidates proposed by a majority of the Board in office prior to the time of such first election;

               (iii) (A) the dissolution of Manville; (B) a sale or other disposition or the last sale or other disposition to occur in a series of sales and/or other dispositions within any 18-month period ("Serial Sales") by Manville and/or one or more subsidiaries of Manville of assets (including any sale through a public offering of shares of voting stock of a Manville subsidiary by Manville or by any subsidiary thereof) which, in the case of Serial Sales, as of the beginning of such 18-month period, account for (or, in the case of stock sold through a public offering, which represents indirect ownership on a proportionate basis of assets accounting for) more than 40% of the consolidated revenues of Manville and its subsidiaries, as determined in accordance with generally accepted accounting principles; provided, however, that no sale or disposition of assets or stock shall be taken into account to the extent that the proceeds of such sale or disposition (whether in cash or in-kind) are reinvested or are, in the case of proceeds received in-kind, used in the ongoing conduct by Manville or one or more of its subsidiaries of the business of Manville and/or such subsidiary or subsidiaries, provided further that such a reinvestment shall not be deemed to have occurred unless made within 18 months of such sale or disposition and provided further that, the term reinvestment shall exclude, inter alia, the use of proceeds (x) to repay debt owed to the Trust or debt incurred in connection with the operation of the business in which the assets sold or disposed of were used or (y) to pay dividends; (C) a transaction to which Manville is a party pursuant to which the holders of all of the shares of Manville outstanding prior to such transaction do not hold, directly or indirectly, shares outstanding of the surviving corporation in substantially the same proportions as those in which they held the outstanding shares of Manville prior to the transaction; or (D) any other event which the Board determines, in its discretion, would materially alter the structure of Manville or its ownership; or

                (iv) a reduction in workforce, or the last to occur in a series of reductions in workforce within any 24-month period, of Manville, Schuller International Group, Inc.

                          ("Schuller") or Riverwood International Corporation ("Riverwood"), as a result of which 80% of the consolidated workforce of Manville, Schuller or Riverwood, measured as of the date 24 months prior to the last such reduction, is no longer employed by Manville, Schuller or Riverwood, whichever is applicable, excluding for these purposes any reduction in the workforce of Manville attributable to transfers of employees to either Schuller or Riverwood or any reduction in the workforce of either Schuller or Riverwood attributable to transfers of employees to Manville."


                 5. Section 9 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                 "9. Reduction in Payments.

                 (a) Notwithstanding anything to the contrary in this Agreement, if, as of the date of Executive's termination of employment, the Offset under the Supplemental Retirement Agreement exceeds the benefit to which Executive is entitled under Section 2 of the Supplemental Retirement Agreement prior to any Offset, as defined therein, then the aggregate payments (including perquisites and benefits) due to Executive, if any, under this Agreement shall be reduced by such excess, except to the extent that such excess shall otherwise be satisfied by the Company's canceling other compensation or other amounts or property due to Executive.

                 (b) Notwithstanding any other provision of this Agreement or any other agreement between Executive and the Company or any affiliate, if a reduction in the aggregate amount of payments Executive otherwise would be entitled to receive from the Company or any affiliate, which payments are deemed contingent on a change described in Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), (the "Contingent Payments") would result in a greater "Net After-Tax Amount", as such term is defined below, then such payments, as Executive shall designate, shall be reduced to provide the greatest Net After-Tax Amount. For these purposes, the term "Net After-Tax Amount" shall mean the net amount of the Contingent Payments after giving effect to all taxes which would be applicable to such payments, including, but not limited to, any tax under Section 4999 of the Code. The determination of whether any such payment reduction shall be effected shall be made by a nationally recognized accounting firm acceptable to Executive and the Company and such determination shall be binding upon Executive and the Company."

                 6. Section 13(b) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                 "(b)     Entire Agreement/Amendments/Effectiveness.  This
Agreement shall supersede any and all existing employment, change-in-control or severance agreements between Executive and the Company or any of it affiliates and contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. THIS AGREEMENT AND ANY AMENDMENT HERETO SHALL NOT BE EFFECTIVE UNLESS AND UNTIL SIGNED BY THE CHAIRMAN OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY AND ATTESTED TO BY THE CHIEF EXECUTIVE OFFICER OF THE COMPANY."

                 7. Counterparts. This Amendment may be signed in counterpart, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 4th day of November, 1994.

                                       /s/ RICHARD B. VON WALD
                                           Richard B. Von Wald



                                       MANVILLE CORPORATION


                                       /s/ BETTE B. ANDERSON
                                       By: Bette B. Anderson
                                           Chairman of the
                                           Compensation Committee
                                           of the Board of Directors


                                       /s/ W. THOMAS STEPHENS
                                       By: Chief Executive Officer




ATTEST: /s/ W. THOMAS STEPHENS
            Chief Executive Officer



ATTEST: /s/ RICHARD B. VON WALD
            General Counsel

                                Amendment No. 1

                          to the Manville Corporation

               Performance Share Agreement, dated January 1, 1991

                  between W. Thomas Stephens ("Employee") and

                      Manville Corporation (the "Company")



             WHEREAS, Employee and the Company have entered into the Supplemental Retirement Agreement between W. Thomas Stephens and Manville Corporation, dated as of November 4, 1994, a condition to the effectiveness of which is the amendment of the above-referenced Performance Share Agreement (the "Agreement") as set forth herein;

             NOW THEREFORE, the parties agree as follows:

             1. Section 6(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

                     "Subject to Section 10(b) of the Employment Agreement, in
             the event of a Change in Control, the provisions of Section 9 of the Plan shall apply."

             2. Section 6(b) of the above-referenced Agreement is hereby amended and restated in its entirety to read as follows:

                     "(b)      In the event of Employee's Termination without
             Cause or for Good Reason after the occurrence of a Reduction in Workforce (all as hereinafter defined), Employee shall at the time of such Termination vest in any unvested Performance Shares or shares of Restricted Stock and all Transfer Restrictions shall lapse."

             3. Section 6(c) of the above-referenced Agreement is hereby amended and restated in its entirety to read as follows:

                     "(c)      For purposes of this Section 6,

                     (i) "Cause shall have the meaning given in the Employment Agreement, taking into account whether a "Change in Control," as defined in the Employment Agreement, has occurred;

                     (ii) "Employment Agreement" shall mean the Employment Agreement dated April 10, 1992 by and between Manville Corporation and W. Thomas Stephens, as amended through the date hereof;

                     (iii) "Good Reason" shall have the meaning given in the Employment Agreement, taking into account whether a "Change in Control," as defined in the Employment Agreement, has occurred;

                     (iv) "Reduction in Workforce" shall mean a reduction in workforce, or the last to occur in a series of reductions in workforce within any 24-month period, of the Company, Schuller International Group, Inc. ("Schuller") or Riverwood International Corporation ("Riverwood"), as a result of which 80% of the consolidated workforce of the Company, Schuller or Riverwood, measured as of the date 24 months prior to the last such reduction, is no longer employed by the Company, Schuller or Riverwood, whichever is applicable, excluding for these purposes any reduction in the workforce of the Company attributable to transfers of employees to either Schuller or Riverwood or any reduction in the workforce of either Schuller or Riverwood attributable to transfers of employees to the Company.

                     (v) "Measurement Date" shall have the meaning given the term "Vesting Date" in the Restricted Stock Agreement dated as of November 4, 1994 between the Company and Employee.

                     (vi) "Supplemental Retirement Agreement" shall mean the Supplemental Retirement Agreement between W. Thomas Stephens and Manville Corporation dated as of November 4, 1994."

             4.      New Section 7 is hereby added to the Agreement as follows:

             "7. Restriction on Vesting of Restricted Stock and Payment of Dividends. Notwithstanding anything to the contrary in this Agreement, if, as of the date of Employee's Termination or, if applicable, as of the date of a Change in Control, the Offset under the Supplemental Retirement Agreement exceeds the benefit to which Employee is entitled under Section 2 of the Supplemental Retirement Agreement prior to such Offset and if and to the extent such excess is not satisfied by the Company's canceling or deferring other compensation to Employee (at any date such remaining excess, the "Excess") then (i) such number of shares of Restricted Stock which would otherwise vest hereunder on such date and which have a Fair Market Value equal to the Excess shall (A) in the case of Employee's Termination be subject to cancellation by the Company upon such event without consideration and (B) in the case of a Change in Control be subject to a deferral by the Company of vesting and lapse of Transfer Restrictions upon such event until such Measurement Date or Dates as of which such Excess has been eliminated at which Date or Dates such shares of Restricted Stock shall vest and Transfer Restrictions thereon shall lapse to the greatest extent possible without resulting in any Excess and (ii) to the extent the deferral pursuant to (i) shall be less than the Excess, in the case of a Change in Control, dividends payable in connection with or following such Change in Control on shares of Stock which have vested hereunder or on unvested shares of Restricted Stock hereunder shall not be payable to Employee until such Measurement Date or Dates as of which the Excess has been eliminated at which Date or Dates such dividends shall be payable to Employee to the greatest extent possible without resulting in any Excess. Any dividend not payable following a Change in Control by reason of this Section shall be held in escrow by the Company and shall be credited with 6% interest per annum compounded annually from the date such dividend would have been paid but for this Section until the date of payment.
      Upon Employee's Termination, any shares of Restricted Stock and any such dividends which do not vest or become payable hereunder as of such date shall be forfeited to the Company without payment of consideration of any kind to Employee."

             5. Existing Sections 7, 8 and 9 of the Agreement are hereby renumbered 8, 9, and 10, respectively.

             IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the 4th day of November, 1994.



                                          MANVILLE CORPORATION



                                          By: /s/ BETTE B. ANDERSON
                                                  Bette B. Anderson
                                                  Chairman of
                                                  the Compensation Committee
                                                  of the Board of Directors of
                                                  Manville Corporation



                                              /s/ RICHARD B. VON WALD
                                                  Richard B. Von Wald





                                       4